Exhibit 99.2

STOCK PURCHASE AGREEMENT

Between

ERIE INDEMNITY COMPANY

and

ERIE INSURANCE EXCHANGE

Relating to the
Capital Stock
of

ERIE FAMILY LIFE INSURANCE COMPANY

ARTICLE I REPRESE	NTATIONS, WARRANTIES AND AGREEMENTS OF THE STOCKHOLDER		1
1.1.	Organization	1
1.2.	Subsidiaries	1
1.3.	Authority	2
1.4.	Capital Structure	2
1.5.	Financial Statements	2
1.6.	Material Changes Since December 31, 2009	3
1.7.	Availability of Assets and Legality of Use	3
1.8.	Title to Property	3
1.9.	Insurance Regulatory Matters	3
1.10.	No Undisclosed Liabilities	3
1.11.	No Default, Violation or Litigation	4
1.12.	Tax Liabilities	4
1.13.	Employee Relations	4
1.14.	Corporate Name	4
1.15.	Finders	4
1.16.	Fairness Opinion	4
ARTICLE II	REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE BUYER		4
2.1.	Organization of the Buyer	5
2.2.	Corporate Authority	5
2.3.	Finders	5
2.4.	Fairness Opinion	5
ARTICLE III	ACTION PRIOR TO THE CLOSING DATE	5
3.1.	Confidential Nature of Information	5
3.2.	Preserve Accuracy of Representations and Warranties	6
3.3.	Maintain the Company As a Going Concern	6
3.4.	Make No Material Change in the Company	6
3.5.	No Public Announcement	6
3.6.	Insurance Law Compliance	7
ARTICLE IV	ADDITIONAL COVENANTS OF THE STOCKHOLDER AND THE BUYER		7
4.1.	Additional Tax Information	7
ARTICLE V	PURCHASE PRICE AND CLOSING	7
5.1.	Closing Date	7
5.2.	Purchase and Sale	7
5.3.	Final Purchase Price and Book Value Adjustment	7
5.4.	Delivery by the Stockholder	8
5.5.	Delivery by the Buyer	8
ARTICLE VI	CONDITIONS TO THE PURCHASE AND SALE	8
6.1.	Conditions to the Purchase and Sale Relating to Buyer	8
6.2.	Conditions to the Purchase and Sale Relating to Stockholder	9
ARTICLE VII	TERMINATION	9
7.1.	Termination	10
ARTICLE VIIISURVIVAL OF OBLIGATIONS; INDEMNIFICATION		10
8.1.	Survival; Knowledge of Breach.	10
8.2.	Indemnification	11
8.3.	Method of Asserting Claims, etc	12
8.4.	Indemnification Amounts	13
8.5.	Losses Net of Insurance, etc	14
8.6.	Sole Remedy/Waiver	14
8.7.	No Set-Off	15
ARTICLE IX	DEFINITIONS	15
9.1.	Definitions	15
ARTICLE X	MISCELLANEOUS	17
10.1.	Notices of Breaches, etc	17
10.2.	Non-Recourse	17
10.3.	Specific Performance	17
10.4.	Notices	17
10.5.	Expenses	17
10.6.	Governing Law	17
10.7.	Successors and Assigns	18
10.8.	Partial Invalidity	18
10.9.	Waivers	19
10.10.	Execution in Counterparts	19
10.11.	Titles and Headings	19
10.12.	Entire Agreement; Amendments and Waivers	19

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement is made and entered into as of the 4th of November, 2010 (the “Agreement”) between ERIE INSURANCE EXCHANGE, a reciprocal insurance exchange organized under the Insurance Company Law of the Commonwealth of Pennsylvania (the “Buyer”) and ERIE INDEMNITY COMPANY, a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Stockholder”) which owns 21.6% of the issued and outstanding shares (the “Shares”) of capital stock of ERIE FAMILY LIFE INSURANCE COMPANY, a Pennsylvania stock life insurance company (the “Company”).

WITNESSETH:

WHEREAS, the Company is engaged in the business of underwriting and selling nonparticipating individual and group life insurance policies and annuity products; and

WHEREAS, the Stockholder and the Company desire to enter into a Services Agreement;

WHEREAS, the Stockholder desires to sell the Shares to the Buyer pursuant to the terms and conditions set forth in this Agreement; and

WHEREAS, the Buyer desires to purchase the Shares from the Stockholder on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, the Buyer and the Stockholder, in consideration of the agreements, covenants and conditions contained herein, hereby make the following representations and warranties, give the following covenants and agree as follows:

ARTICLE I

REPRESENTATIONS, WARRANTIES AND AGREEMENTS
OF THE STOCKHOLDER

As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated herein, the Stockholder represents and warrants to the Buyer and agrees as follows:

1.1. Organization. The Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company is a stock life insurance company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is duly admitted to transact insurance and is in good standing in the jurisdictions listed in Schedule T to the Company’s Annual Statement as filed with the Insurance Department of the Commonwealth of Pennsylvania for the year ended December 31, 2009 (the “2009 Annual Statement”). The Company has the corporate power and authority and other authorizations necessary or required in order for it to own or lease and operate its properties and to carry on its business as now conducted.

1.2. Subsidiaries. The Company has no subsidiaries.

1.3. Authority. This Agreement and the transactions contemplated herein have been duly approved by all necessary action on the part of the Stockholder. This Agreement, when executed and delivered by the Stockholder and assuming the due execution hereof by the Buyer, will constitute the valid, legal and binding agreement of the Stockholder enforceable in accordance with its terms. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated herein, nor compliance with nor fulfillment of the terms and provisions hereof, will (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the governing instruments of the Stockholder or the Company, any instrument, agreement, mortgage, judgment, order, award, decree or other restriction to which the Company or the Stockholder is a party or by which either of them is bound or any statute or regulatory provision affecting either of them; (ii) give any party to or with rights under any such instrument, agreement, mortgage, judgment, order, award, decree or other restriction the right to terminate, modify or otherwise change the rights or obligations of the Company under such instrument, agreement, judgment, order, award, decree, mortgage or other restriction or (iii) require the approval, consent or authorization of or any filing with or notification to any federal, state or local court, governmental authority or regulatory body, except as required by the Pennsylvania Insurance Company Law. The Stockholder has full power and authority to sell, assign, transfer and deliver the Shares to the Buyer pursuant to this Agreement and to do and perform all acts and things required to be done by the Stockholder under this Agreement.

1.4. Capital Structure. The authorized capital stock of the Company consists of 15,000,000 shares of capital stock, par value $0.40 per share, of which 9,451,000 shares are issued and outstanding, and none of which is held by the Company as treasury shares. Except for this Agreement, there are no agreements, arrangements, options, warrants or other rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of the Company. All of the Shares of the Company are validly issued, fully paid and nonassessable with no liability attaching to the ownership thereof, and are owned of record and beneficially by the Stockholder free and clear of any liens, claims, encumbrances or restrictions of any kind; and the transfer and delivery of the Shares to the Buyer by the Stockholder as contemplated by this Agreement will be sufficient to transfer good and marketable record and beneficial title to such outstanding shares to the Buyer, free and clear of liens, claims, encumbrances or restrictions of any kind.

1.5. Financial Statements. Stockholder has furnished to the Buyer (i) the statutory-basis statements of admitted assets, liabilities, capital and surplus of the Company as of September 30, 2010, and the related statutory-basis statements of operations, changes in capital and surplus, and cash flow for the year then ended, accompanied by the report thereon of Ernst & Young LLP, independent certified public accountants and (ii) the Statements of Financial Position of Stockholder as of September 30, 2010. All of such financial statements fairly present, in all material respects, the financial position of the Company, as the case may be, as at the respective dates thereof and, with respect to the statutory-basis statements, the results of its operations for the respective periods covered thereby, and have been prepared (i) from the books and records of the Company in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) or in conformity with accounting principles prescribed or permitted by the Insurance Department of the Commonwealth of Pennsylvania, as applicable, consistently applied throughout all periods (the “Accounting Principles”).

1.6. Material Changes Since December 31, 2009. Since December 31, 2009, the business of the Company has been operated only in the ordinary course and, whether or not in the ordinary course of business, other than as disclosed in this Agreement, there has not been, occurred or arisen (i) any Material Adverse Effect in the financial condition of the Company from that shown on the 2009 Annual Statement; (ii) any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, to any property or business of the Company which is material to the financial condition, operations or business of the Company; (iii) any material increase in an employee benefit plan; or (iv) any amendment or termination of any agreement or cancellation or reduction of any debt owing to the Company or waiver or relinquishment of any right of material value to the Company.

1.7. Availability of Assets and Legality of Use. The assets owned or leased by the Company constitute all of the assets which are being used in its business. Such assets are in good and serviceable condition, normal wear and tear excepted, and suitable for the uses for which intended and such assets and their uses conform in all material respects to all applicable laws.

1.8. Title to Property. The Company has good and marketable title to all of its assets, including the assets reflected on the 2009 Annual Statement and all of the assets thereafter acquired by it, except to the extent that such assets have thereafter been disposed of for fair value in the ordinary course of business.

1.9. Insurance Regulatory Matters.

(a) The Company is properly authorized to transact the lines of business it is currently transacting in each jurisdiction in which it is admitted to transact business;

(b) The Company has furnished the Buyer with all reinsurance and coinsurance treaties pursuant to which the Company cedes or assumes insurance and all assumption reinsurance agreements;

(c) The Company has furnished the Buyer with a true and complete specimen of the form of each type of insurance policy issued by the Company at any time since its inception which is currently in force or under which the Company currently has obligations, as well as any underwriting manuals utilized by the Company in connection with each type of policy currently being issued; and

(d) As of the date hereof, the Company has made all filings required to be made by the Company with any state insurance department, such filings were in material compliance with applicable law when filed and no material deficiencies have been asserted by any state insurance department in connection with any such filing.

1.10. No Undisclosed Liabilities. The Company is not subject to any material liability, including unasserted claims, absolute or contingent, which would be required to be reserved on a balance sheet pursuant to the Accounting Principles, is not shown or which is in excess of amounts shown or reserved for in the September 30, 2010 balance sheet referred to in Section 1.6 hereof, other than liabilities of the same nature as those set forth in such balance sheet and incurred in the ordinary course of its business after September 30, 2010.

1.11. No Default, Violation or Litigation. The Company is not in default in any material respect under any agreement, lease or other document to which it is a party, or in violation of any law, rule, order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. There are no lawsuits, proceedings, claims or governmental investigations pending or, to the best knowledge of the Stockholder threatened, against the Company or against the properties or business thereof, and the Stockholder knows of no factual basis for any such lawsuit, proceeding, claim or investigation and there is no action, suit, proceeding or investigation pending, threatened or contemplated which questions the legality, validity or propriety of the transactions contemplated by this Agreement.

1.12. Tax Liabilities. All federal, state, county, local and foreign income, use, excise, property, sales, business activity and other tax returns which are required to be filed by or in respect of the Company up to and including the date hereof have been filed and all taxes, including any interest and penalties thereon, which have become due pursuant to such returns or pursuant to any assessment have been paid and no extension of the time for filing of any such return is presently in effect. All such returns which have been filed or will be filed by or in respect of the Company for any period ending on or before the Closing Date are or will be true and correct.

1.13. Employee Relations. The Company has not engaged in any unfair labor practice, unlawful employment practice or unlawful discriminatory practice in the conduct of its business. The Company has complied in all respects with all applicable laws, rules and regulations relating to wages, hours and collective bargaining and has withheld all amounts required by agreement to be withheld from the wages or salaries of its employees. The Company is not a party to or overtly threatened with any labor dispute which materially interferes or would materially interfere with the conduct of its business.

1.14. Corporate Name. The Company owns and possesses, to the exclusion of the Stockholder and its affiliates, all rights to the use of the name Erie Family Life Insurance Company.

1.15. Finders. Neither the Company nor the Stockholder has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions provided for in this Agreement. Neither the Company nor the Stockholder has any agreement or obligation whatsoever with entities other than the Buyer regarding any proposed acquisition of the Company by any such entity and neither of them is engaged in any negotiations with any such entity for any such acquisition.

1.16. Fairness Opinion. The Board of Directors of the Stockholder has received a written opinion from Macquarie to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Transactions are fair to the Stockholder and to the Buyer from a financial point of view.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND AGREEMENTS
OF THE BUYER

As an inducement to the Stockholder to enter into this Agreement and to consummate the transactions contemplated herein, the Buyer represents and warrants to the Stockholder and agrees as follows:

2.1. Organization of the Buyer. The Buyer is a reciprocal insurance exchange duly organized, validly existing and in good standing under the Insurance Company Law of the Commonwealth of Pennsylvania.

2.2. Corporate Authority. This Agreement and the transactions contemplated herein have been duly approved by all necessary corporate action on the part of the Buyer. This Agreement, when executed and delivered by the Buyer, and assuming due execution hereof by the Stockholder, will constitute the valid and binding agreement of the Buyer enforceable in accordance with its terms. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated herein, nor compliance with nor fulfillment of the terms and provisions hereof, will (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the governing instruments of the Buyer, any instrument, agreement, mortgage, judgment, order, award, decree or other restriction to which the Buyer is a party or by which it is bound or any statute or regulatory provisions affecting it or (ii) require the approval, consent or authorization of or any filing with or notification to any federal, state or local court, governmental authority or regulatory body except as provided under the Insurance Company Law of the Commonwealth of Pennsylvania. The Buyer has, and will have at the Closing Date, full power and authority to purchase the Shares pursuant to this Agreement and to do and perform all acts and things required to be done by the Buyer under this Agreement.

2.3. Finders. The Buyer has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions provided for in this Agreement.

2.4. Fairness Opinion. The Board of Directors of the Stockholder has received a written opinion from Macquarie to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Transactions are fair to the Stockholder and to the Buyer from a financial point of view.

ARTICLE III

ACTION PRIOR TO THE CLOSING DATE

The parties covenant to take the following action between the date hereof and the Closing Date:

3.1. Confidential Nature of Information. The Buyer and the Stockholder agree that, in the event that the transactions contemplated herein shall not be consummated, each will treat in confidence all documents, materials and other information which it shall have obtained during the course of the negotiations leading to this Agreement, the investigation of the other party hereto and the preparation of this Agreement and other documents relating to this Agreement, and shall return to the other party all copies of non-public documents and materials which have been furnished in connection therewith.

3.2. Preserve Accuracy of Representations and Warranties. The Stockholder shall refrain from taking any action, and shall cause the Company to refrain from taking any action, which would render any representation and/or warranty contained in Article I of this Agreement inaccurate as of the Closing Date hereunder. The Stockholder will promptly notify the Buyer of any lawsuits, claims, proceedings or investigations that, to the knowledge of the Stockholder, may be overtly threatened, brought, asserted or commenced against the Company, its officers or directors or the Stockholder (i) involving in any way the transactions contemplated by this Agreement or (ii) which would, if determined adversely to the Company, have a Material Adverse Effect on the business, properties or assets of the Company.

3.3. Maintain the Company As a Going Concern. The Stockholder shall cause the Company use its best efforts to conduct its business in accordance with past practices and to use its best efforts to maintain the business organization of the Company intact and preserve the good will of its agents, brokers, employees, customers and others having business relations with it. The Stockholder shall cause the Company to provide the Buyer promptly with interim monthly financial information and any other management reports as and when they shall become available.

3.4. Make No Material Change in the Company. Prior to the Closing Date, the Stockholder shall not, without the prior written approval of the Buyer, cause or permit the Company to (i) make any material change in the business or operations of the Company; (ii) make any material change in the accounting policies applied in the preparation of the Company’s financial statements included in the 2009 Annual Statement; (iii) declare any dividends on its issued and outstanding shares of capital stock or make any other distribution of any kind in respect thereof; (iv) issue, sell or otherwise distribute any authorized but unissued shares of its capital stock or effect any stock split or reclassification of any such shares or grant or commit to grant any option, warrant or other rights to subscribe for or purchase or otherwise acquire any shares of capital stock of the Company or any security convertible or exchangeable for any such shares; (v) purchase or redeem any of the capital stock of the Company; (vi) incur or be liable for indebtedness to the Stockholder or any of its subsidiaries or affiliates; (vii) make any material change in the compensation of officers or key employees of the Company; (viii) enter into any contract, license, franchise or commitment other than in the ordinary course of business or waive any rights of substantial value; (ix) make any donation to any charitable, civic, educational or other eleemosynary institution in excess of donations made in comparable past periods or (x) enter into any other transaction affecting in any material respect the business of the Company other than in the ordinary course of business and in conformity with past practices or as contemplated by this Agreement.

3.5. No Public Announcement. Neither the Stockholder nor the Buyer shall, without the approval of the other, make any press release or other public announcement or filing concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised thereof and given an opportunity to comment thereon.

3.6. Insurance Law Compliance. The Buyer and the Stockholder shall file with the Pennsylvania Insurance Department the notifications, requests for exemptions and other information required to be filed under the Insurance Company Law of the Commonwealth of Pennsylvania, or any rules and regulations promulgated thereunder, with respect to the transactions contemplated hereby. Each party warrants that all such filings by it will be, as of the date filed, true and accurate and in accordance with the requirements of the Insurance Company Law of the Commonwealth of Pennsylvania and any such rules and regulations. Each of the Buyer and the Stockholder agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property as may be required of each of them to file any additional information requested by the Pennsylvania Insurance Department under the Insurance Company Law of the Commonwealth of Pennsylvania and any such rules and regulations.

ARTICLE IV

ADDITIONAL COVENANTS OF THE STOCKHOLDER
AND THE BUYER

4.1. Additional Tax Information. The Stockholder agrees promptly to deliver to the Buyer any information in the Stockholder’s possession reasonably requested by the Buyer in connection with any tax returns relating to the Company (whether filed prior to the Closing Date or to be filed thereafter). The Stockholder shall have access to such records of the Company as shall reasonably be required to enable the Stockholder to prepare any tax returns for periods ending on or before the Closing Date.

ARTICLE V

PURCHASE PRICE AND CLOSING

5.1. Closing Date. Subject to the fulfillment of the conditions precedent specified in Articles VI and VII hereof, the transactions contemplated by this Agreement (the “Closing”) shall be consummated at 9:00 a.m. on March 31, 2011 (the “Closing Date”) at the offices of the Buyer at 100 Erie Insurance Place, Erie, Pennsylvania 16530.

5.2. Purchase and Sale. On the Closing Date, the Buyer shall purchase from the Stockholder, and the Stockholder shall sell to the Buyer, 2,044,116 Shares at a price of $40.24 per Share, for an aggregate cash purchase price (the “Estimated Purchase Price”) of $82,251,526.

5.3. Final Purchase Price and Book Value Adjustment.

(a) “Final Purchase Price” shall mean the purchase price per share equal to 95% of the book value per share of the Company as of March 31, 2011 determined in accordance with U.S. GAAP.

(b) Within ninety (90) days following the Closing Date, Buyer shall prepare a statement setting forth the book value of the Company as of March 31, 2011 and Buyer’s calculation of the proposed Final Purchase Price, which statement shall be derived from the unaudited financial statements of the Company for the period ended March 31, 2011 (the “Closing Statement”). The book value set forth in the Closing Statement shall be prepared by Buyer using U.S. GAAP. Stockholder shall provide Buyer and its accountants reasonable access to its books and records and any information Stockholder owns or has access to, to the extent reasonably requested by Buyer to prepare the Closing Statement.

(c) Within five (5) Business Days following issuance of the Closing Statement, the adjustment payment payable pursuant to this Section 5.3(c) (the “Adjustment Payment”) and interest thereon as hereinafter provided shall be paid by wire transfer of immediately available funds to a bank account designated by the Stockholder or the Buyer, as the case may be. The Adjustment Payment shall be equal to (x) the Final Purchase Price, minus (y) the Estimated Purchase Price. The Adjustment Payment shall be payable by Buyer to Stockholder, if positive, and by Stockholder to Buyer, if negative. Any adjustment or non-adjustment to the Estimated Purchase Price shall not form the basis for any claim for damages pursuant to this Agreement.

5.4. Delivery by the Stockholder. In addition to the deliveries called for by Article VI hereof, on the Closing Date, the Stockholder shall deliver to the Buyer a certificate or certificates representing all of the Shares, together with fully executed and witnessed stock powers (in blank) attached thereto.

5.5. Delivery by the Buyer. In addition to the deliveries called for by Article VI hereof, the Buyer shall make payment of the Estimated Purchase Price in funds immediately available in Erie, Pennsylvania on the Closing Date.

ARTICLE VI

CONDITIONS TO THE PURCHASE AND SALE

6.1. Conditions to the Purchase and Sale Relating to Buyer. The obligation of the Buyer at the Closing to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver by the Buyer on or prior to the Closing Date of each of the following conditions:

(a) Each of the representations and warranties of the Stockholder contained in this Agreement, and the covenants of the Stockholder in Section 3.4, (i) to the extent qualified by materiality, shall be true and correct, or shall have been duly performed, and (ii) to the extent not qualified by materiality, shall be true and correct, or shall have been duly performed, in all material respects, when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except (i) that representations and warranties that are made as of a specific date need be true and correct only as of such date; (ii) as permitted by this Agreement to change between the date of this Agreement and the Closing Date; and (iii) for breaches and inaccuracies which would not, individually or in the aggregate, have a Material Adverse Effect).

(b) Each of the covenants of the Stockholder to be performed on or prior to the Closing Date (other than the covenants of the Stockholder in Section 3.4) shall have been duly performed in all material respects.

(c) There shall not have occurred or been disclosed and exist on the Closing Date a Material Adverse Effect regarding the Company.

(d) Buyer shall have been furnished with a certificate of an authorized officer of the Stockholder, dated as of the Closing Date, certifying that the conditions contained in Sections 6.1(a), 6.1(b) and 6.1(c) have been fulfilled.

(e) There shall not have been issued and be in effect any order, decree or judgment of any court or tribunal of competent jurisdiction that makes the consummation of the purchase and sale of the Company illegal except where the applicable order, decree or judgment is not reasonably likely to have a Material Adverse Effect if the transactions contemplated by this Agreement were consummated to the extent legally permissible.

(f) Any material consents, approvals, authorizations or actions of or by any governmental authority required to be obtained in order to consummate the transactions contemplated by this Agreement shall have been obtained (explicitly or by expiry of the applicable waiting period).

(g) Stockholder shall have delivered to the Buyer an executed Services Agreement.

6.2. Conditions to the Purchase and Sale Relating to Stockholder. The obligation of the Stockholder at the Closing to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver by the Stockholder on or prior to the Closing Date of each of the following conditions:

(a) Each of the representations and warranties of the Buyer contained in this Agreement (i) to the extent qualified by materiality, shall be true and correct and (ii) to the extent not qualified by materiality, shall be true and correct in all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except (A) that representations and warranties that are made as of a specific date need be true and correct in all material respects only as of such date, (B) as permitted by this Agreement to change between the date of this Agreement and the Closing Date and (C) for breaches and inaccuracies which would not, individually or in the aggregate, have a Material Adverse Effect for Stockholder and its affiliates).

(b) Each of the covenants of the Buyer to be performed on or prior to the Closing Date shall have been duly performed in all material respects.

(c) Stockholder shall have been furnished with a certificate of an authorized officer of the Buyer, dated as of the Closing Date, certifying to the effect that the conditions contained in Sections 6.2(a) and 6.2(b) have been fulfilled.

(d) There shall not have been issued and be in effect any material order, decree or judgment of any court or tribunal of competent jurisdiction which makes the consummation of the purchase and sale of the Company illegal except where the applicable order, decree or judgment is not reasonably likely to have a Material Adverse Effect if the transactions contemplated by this Agreement were consummated to the extent legally permissible.

(e) Any material consents, approvals, authorizations or actions of or by any governmental authority required to be obtained in order to consummate the transactions contemplated by this Agreement shall have been obtained (explicitly or by expiry of the applicable waiting period).

(f) Buyer shall have delivered to the Stockholder an executed Services Agreement.

ARTICLE VII

TERMINATION

7.1. Termination. This Agreement shall be terminated and there shall thereafter be no liability of any party to any other party hereunder, at any time prior to the Closing Date:

(a) By the mutual consent of the Buyer and the Stockholder.

(b) By the Buyer, if there has been a material breach by the Stockholder of any covenant, representation or warranty contained in this Agreement, which has prevented or would prevent the satisfaction of any condition to the obligations of the Buyer at the Closing and the Stockholder has not cured such material breach within thirty (30) Business Days after receiving written notice thereof from the Buyer.

(c) By the Stockholder, if there has been a material breach by the Buyer of any covenant, representation or warranty contained in this Agreement, which has prevented or would prevent the satisfaction of any condition to the obligations of the Stockholder at the Closing and the Buyer has not cured such material breach within thirty (30) Business Days after receiving written notice thereof from the Stockholder.

(d) By the Buyer or the Stockholder, if the transactions contemplated herein are not closed on or before June 30, 2011.

ARTICLE VIII

SURVIVAL OF OBLIGATIONS; INDEMNIFICATION

8.1. Survival; Knowledge of Breach.

(a) The representations and warranties contained in this Agreement shall survive the Closing until the date that is one year after the Closing Date, subject to the following extension:

(i) with respect to the representations and warranties set forth in Sections 1.1, 1.3, 2.1 and 2.2 regarding organization and authority, indefinitely; and

(ii) with respect to the representations and warranties of Section 1.14 regarding taxes, until ninety (90) days following the expiration of the applicable statute of limitations;

provided, however, that (i) any obligations under Sections 8.2(a) and 8.2(b) shall not terminate with respect to any Losses as to which the Indemnified Party shall have given notice in accordance with Section 8.3 to the Indemnifying Party before the termination of the survival period set forth above and (ii) the covenants (whether relating to periods prior to or after the Closing) contained in this Agreement shall survive the Closing and not be subject to any time-barred limitations.

(b) The right to indemnification or any other remedy based on representations, warranties, covenants and agreements in this Agreement shall not be affected by any investigation conducted at any time, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any such covenant or agreements, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and agreements.

8.2. Indemnification.

(a) Subject to the other limitations set forth in this Article VIII, Stockholder agrees to indemnify and hold harmless Buyer, its affiliates, its successors and its permitted assigns and each of their officers, directors, employees and agents (collectively, the “Buyer Indemnified Parties”) against and in respect of any and all losses, claims, damages, liabilities, penalties, reasonable costs and expenses, including reasonable legal fees and expenses (“Losses”) of Buyer Indemnified Parties, resulting or arising from:

(i) any breaches of the Stockholder’s representations and warranties set forth in this Agreement; and

(ii) any nonfulfillment of, or failure to comply with, any covenant of Stockholder set forth in this Agreement or any other agreement or document delivered or required to be delivered by Stockholder in connection with the consummation of the transactions contemplated hereby.

(b) From and after the Closing Date, and subject to the other limitations set forth in this Article VIII, Buyer shall indemnify and hold harmless Stockholder, its affiliates, its successors and permitted assigns and each of their officers, directors, employees and agents (collectively, the “Stockholder Indemnified Parties”) against and in respect of any and all Losses of Stockholder Indemnified Parties resulting or arising from:

(i) any breaches of the Buyer’s representations and warranties set forth in this Agreement;

(ii) any nonfulfillment of, or failure to comply with, any covenant of Buyer set forth in this Agreement or any other agreement or document delivered or required to be delivered by Buyer in connection with the consummation of the transactions contemplated hereby; and

(iii) any and all Losses for third party claims relating to the operation of the Company or actions (other than actions taken by Buyer to pursue any rights it may have against Stockholder to seek recovery under this Agreement) by or on behalf of the Buyer after the Closing.

(c) Except as otherwise required by law, any payments pursuant to this Article VIII shall be treated as an adjustment to the purchase price up to the purchase price and as an indemnity for the excess. Any payment to be made to any Buyer Indemnified Party under this Agreement shall be made to an account or accounts designated by Buyer not less than two (2) Business Days prior to such payment for one or more Buyer Indemnified Parties.

8.3. Method of Asserting Claims, etc.

(a) Subject to Section 8.7, all claims for indemnification by any party hereunder shall be asserted and resolved as set forth in this Section 8.3. In the event that any written claim or demand for which an Indemnifying Party would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than fifteen (15) days following such Indemnified Party’s receipt of such claim or demand, notify the Indemnifying Party of such claim or demand in a written notice that describes such claim or demand in reasonable detail, including the sections of this Agreement which form the basis for such claim or demand and the amount or the estimated amount thereof (which estimate shall not be conclusive of the final amount of such claim and demand) along with copies of all written evidence thereof (the “Claim Notice”); provided, however, that failure to provide such notice within the time period required shall not affect the Indemnified Party’s right to indemnification hereunder except to the extent the Indemnifying Party was actually prejudiced thereby.

(b) Unless a shorter period (which shall be set forth in the Claim Notice and shall be not less than ten (10) Business Days) is reasonably required to adequately address the claim or demand described in the Claim Notice, the Indemnifying Party shall have thirty (30) days from the personal delivery or mailing of the Claim Notice (the “Notice Period”) to notify the Indemnified Party whether or not it desires to defend the Indemnified Party against such claim or demand. An election to assume the defense of such claim or demand shall not be deemed to be an admission that the Indemnifying Party is liable to the Indemnified Party in respect of such claim or demand; provided that the Indemnifying Party shall not have the right to assume the defense of any claim or demand described in a Claim Notice if (i) such claim or demand seeks an injunction or other equitable relief as a primary remedy, (ii) such claim or demand is a criminal claim, (iii) in the case of Stockholder as Indemnifying Party, all of the Losses resulting from such claim or demand suffered by Buyer Indemnified Parties would be absorbed by the Buyer Indemnified Parties because the Basket Amount has not been exhausted or (iv) in the case of Stockholder as Indemnifying Party, the amount asserted in respect of such claim or demand against the Buyer Indemnified Parties, together with all indemnified Losses realized and all other pending claims or demands against the Buyer Indemnified Parties are reasonably expected to result in Losses, in the aggregate, that exceed the Cap by an amount greater than fifty percent (50%) of such amount asserted and reasonably expected, if applicable. Subject to the limitations set forth in this Article VIII, all costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold the Indemnified Party harmless from and against any third party claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including without limitation, attorney’s fees and court costs) incurred by the Indemnifying Party in its defense of the third party claim.

(c) In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings. If any Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense; provided that the Indemnifying Party shall pay all costs and expenses of such participation (i) if it requests the Indemnified Party to participate or (ii) in the reasonable written opinion of counsel to the Indemnified Party, a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make joint representation of the Indemnifying Party and the Indemnified Party impermissible under applicable standards of professional conduct.

(d) The Indemnified Party shall not settle a claim or demand without the consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed, settle, compromise or offer to settle or compromise any such claim or demand; provided that if the Indemnified Party fails to consent to a settlement that imposes only monetary damages that do not require payment by the Indemnified Party by operation of the Basket Amount or the Cap then the Indemnifying Party’s liability with respect to such matter shall be limited to the amount of such rejected settlement. If the Indemnifying Party has the right to and elects not to defend the Indemnified Party against a claim or demand for which the Indemnifying Party has an indemnification obligation hereunder, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in this Article VIII. To the extent the Indemnifying Party shall control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnifying Party shall use its commercially reasonable efforts in the defense of all such claims.

(e) Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement shall state specifically the representation, warranty or covenant with respect to which the claim is made, state in reasonable detail the basis for the claim and, if known, give an assessment of the amount of the liability asserted against the Indemnifying Party by reason of the claim.

8.4. Indemnification Amounts. Stockholder shall not have liability under Section 8.2(a)(1) until the aggregate amount of Losses attributable to indemnification claims for which a Claim Notice was delivered to Stockholder pursuant to Section 8.3 exceeds $615,000 (the “Basket Amount”), in which case the Buyer shall be entitled to be indemnified in an amount up to the Purchase Price (the “Cap”) in the aggregate; provided, however, that Stockholder shall be liable only for the amount by which all Losses exceed the Basket Amount; and provided, further, that no individual claim for payment of a Loss may be made under Section 8.2(a)(1) unless such claim is an amount of $50,000 or greater (it being specified that claims originating from identical matters, facts or triggering events shall be aggregated for purposes of determining whether the $50,000 threshold has been reached).

8.5. Losses Net of Insurance, etc.

(a) The amount of any Loss for which indemnification is provided, any payment under a covenant pursuant to this Agreement, or the expenses of a party that are borne by another party pursuant to this Agreement shall be net of (i) any amounts recovered by the Indemnified Party (which shall include a party receiving payment pursuant to any indemnification by or indemnification or other agreement with any third party), (ii) any insurance proceeds or other cash receipts or sources of reimbursement received as an offset against such Loss (net of any costs incurred to recover such amounts, proceeds or receipts, such as deductibles, all handling and collection charges by any claims handler appointed by Stockholder and any increased premiums, including retroactive premium increases, associated with such recovery or the tax actually incurred in connection with such amounts, proceeds or receipts) (each source named in clauses (i) and (ii), a “Collateral Source”) and (iii) an amount equal to any tax benefit, if any, actually recognized by the Indemnified Party (which shall include a party receiving payment) attributable to (A) such Loss, (B) any payment under a covenant pursuant to this Agreement or (C) the expenses of a party that are borne by another party pursuant to this Agreement.

(b) The parties shall take and shall cause their Affiliates to take all reasonable steps to mitigate any Loss upon becoming aware of any event that would reasonably be expected to, or does, give rise thereto. The party seeking indemnification under this Article VIII shall use commercially reasonable efforts to seek recovery from all Collateral Sources. The parties acknowledge and agree that no right of subrogation shall accrue or inure to the benefit of any Collateral Source hereunder. The Indemnifying Party may require an Indemnified Party to assign the rights to seek recovery from a Collateral Source; provided that the Indemnifying Party will then be responsible for pursuing such recovery at its own expense. If the amount to be netted under this Section 8.5 from any payment required under Section 8.2 or any payment under a covenant pursuant to this Agreement, or the expenses of a party that are borne by another party pursuant to this Agreement is determined after payment by the Indemnifying Party, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, the amount that the Indemnifying Party would not have had to pay pursuant to this Article VIII had the amount to be netted been available at the time of such payment. For purposes of calculating Losses hereunder with respect to a breach of a representation and warranty set forth in this Agreement (and not for the purposes of determining whether a breach has occurred), any limitations set forth in such representation and warranty as to “materiality” or “Material Adverse Effect” shall be disregarded.

8.6. Sole Remedy/Waiver. The parties hereto acknowledge and agree that the remedies provided for in this Agreement shall be the parties’ sole and exclusive remedy with respect to the subject matter of this Agreement except with respect to fraud. In furtherance of the foregoing, except as aforesaid, each party hereby waives and releases, to the fullest extent permitted by applicable law, any and all other rights, claims and causes of action (including rights of contribution, if any) known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against the other party (or any affiliate of the other party), arising under or based upon any national, federal, state or local statute, law, ordinance, rule, regulation or judicial decision (including, without limitation, any such statute, law, ordinance, rule, regulation or judicial decision relating to environmental matters, or warranty of title, in rem entitlements, or arising under or based upon any securities law, common law or otherwise). This Section 8.6 shall survive Closing.

8.7. No Set-Off. Neither Buyer nor Stockholder shall have any right to set-off any Losses against any payments, or deduct from, holdback or otherwise reduce in any manner, any payments to be made by either of them pursuant to this Agreement.

ARTICLE IX

DEFINITIONS

9.1. Definitions. For purposes hereof, the following terms when used herein shall have the respective meanings set forth below:

“2009 Annual Statement” has the meaning set forth in Section 1.1.

“Accounting Principles” has the meaning set forth in Section 1.5.

“Adjustment Payment” has the meaning set forth in Section 5.3(c).

“Agreement” has the meaning set forth in the preamble to this Stock Purchase Agreement.

“Basket Amount” has the meaning set forth in Section 8.4.

“Business Day” shall mean any day, excluding Saturday, Sunday and any other day on which commercial banks in Erie, Pennsylvania are authorized or required by law to close.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Buyer Indemnified Parties” has the meaning set forth in Section 8.2(a).

“Cap” has the meaning set forth in Section 8.4.

“Claim Notice” has the meaning set forth in Section 8.3(a).

“Closing” has the meaning set forth in Section 5.1.

“Collateral Source” has the meaning set forth in Section 8.5.

“Closing Date” has the meaning set forth in Section 5.1.

“Closing Statement” has the meaning set forth in Section 5.3(b).

“Company” has the meaning set forth in the preamble to this Agreement.

“Estimated Purchase Price” has the meaning set forth in Section 5.2.

“Expense” has the meaning set forth in Section 8.2.

“Indemnifying Party” shall mean the party providing indemnification pursuant to this Agreement.

“Final Purchase Price” has the meaning set forth in Section 5.3(a).

“Losses” has the meaning set forth in Section 8.2(a).

“Macquarie” means Macquarie Capital (USA) Inc.

“Material Adverse Effect” means any effect, event or occurrence that (i) is, or would reasonably be expected to be, materially adverse to the financial condition, results of operations, liabilities or assets of the Company, or (ii) prohibits or materially impairs the ability of Stockholder to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, and no effect, event or occurrence resulting from or arising out of any of the following shall constitute, a Material Adverse Effect: (A) the announcement of the execution of this Agreement (including the threatened or actual impact on relationships of the Company with customers, reinsurers, landlords or employees (including the threatened or actual termination, suspension, modification or reduction of such relationships)); (B) changes in the national or world economy or financial markets as a whole or changes in general economic conditions, so long as such changes or conditions do not adversely affect the Company in a materially disproportionate manner relative to other similarly situated participants in the insurance markets in which it operates; (C) changes in any of the insurance markets generally in which the Company operates or in which services or insurance products of the Company are offered, so long as such changes do not adversely affect the Company in a materially disproportionate manner relative to other similarly situated participants in the insurance markets in which it operates; (D) any change in applicable law, rule or regulation (including insurance regulation) or Accounting Principles or interpretation thereof after the date hereof, so long as such changes do not adversely affect the Company in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which it operates; (E) the failure, in and of itself, of the Company to meet any published or internally prepared estimates of revenues, earnings or other financial projections, performance measures or operating statistics; provided, however, that the facts and circumstances underlying any such failure may, except as may be provided in subsection (A), (B), (C), (D), (F) and (G) of this definition, be considered in determining whether a Material Adverse Effect has occurred; (F) compliance with the terms of, and taking any action required by, this Agreement, or taking or not taking any actions at the request of, or with the express consent of, Buyer; and (G) acts or omissions of Buyer after the date of this Agreement (other than actions or omissions specifically contemplated by this Agreement).

“Notice Period” has the meaning set forth in Section 8.3(b).

“Purchase Price” has the meaning set forth in Section 5.2.

“Services Agreement” shall mean an Agreement, dated as of the Closing Date, in the form of Exhibit A.

“Shares” has the meaning set forth in the preamble to this Agreement.

“Stockholder Indemnified Parties” has the meaning set forth in Section 8.2(b).

“Stockholder” has the meaning set forth in the preamble to this Agreement.

“Transactions” shall mean the purchase and sale of the Shares pursuant to this Agreement and certain other transactions contemplated by the Stockholder as set forth in the written opinion provided by Macquarie for the Buyer and the Investment Committee of the Board of Directors of the Stockholder.

ARTICLE X

MISCELLANEOUS

10.1. Notices of Breaches, etc. Each party to this Agreement agrees that it shall promptly notify in writing the other party hereto if such notifying party becomes aware of any breach of, or inaccuracy in, or of any facts or circumstances constituting or resulting in the breach of, or inaccuracy in, any representation, warranty or covenant of such notifying party or of such other party.

10.2. Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney or representative of the Stockholder or any of their affiliates shall have any liability for any obligations or liabilities of the Stockholder under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby. No past, present or future director, officer, employee (including, without limitation, employees of the Company immediately following the Closing), incorporator, member, partner, stockholder, affiliate, agent, attorney or representative of the Buyer or any of its affiliates shall have any liability for any obligations or liabilities of the Buyer under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby or the operation of the Company.

10.3. Specific Performance. Each party acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the other party and the other party will not have an adequate remedy at law. Therefore, the obligations of the Stockholder under this Agreement, including the Stockholder’s obligation to sell or cause to be sold the Shares to the Buyer, and the Buyer’s obligation to purchase the Shares from the Stockholder, shall be enforceable by a decree of specific performance issued by a court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

10.4. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be given by confirmed telex or telecopy or registered mail addressed, if to the Stockholder, to: Erie Indemnity Company, 100 Erie Insurance Place, Erie, Pennsylvania 16530, Attention: Terrence W. Cavanaugh; and, if to the Buyer, to: Erie Insurance Exchange, 100 Erie Insurance Place, Erie, Pennsylvania 16530, Attention: Marcia A. Dall.

10.5. Expenses. Except as otherwise provided herein, each party hereto shall pay fifty (50) percent of the expenses (including, without limitation, legal, financial advisor, actuarial and accounting fees and expenses) incident to the negotiation and preparation of this Agreement and to the performance and compliance with the provisions contained herein.

10.6. Governing Law.

(a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its rules on conflicts of law.

(b) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF PENNSYLVANIA, ERIE COUNTY. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE PARTIES, IRREVOCABLY (I) ACCEPT GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF THESE COURTS; (II) WAIVE ANY OBJECTIONS WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (I) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; (III) AGREE THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT THEIR RESPECTIVE ADDRESSES PROVIDED IN ACCORDANCE WITH SECTION 10.4; AND (IV) AGREE THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. THE PARTIES UNCONDITIONALLY AND IRREVOCABLY WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY SUCH JUDICIAL PROCEEDING OR OTHER ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(c) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 10.6.

10.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the rights of the Stockholder herein may not be assigned and the rights of the Buyer may only be assigned (a) to such other business organization which shall succeed to substantially all the assets, liabilities and business of the Buyer or (b) to a wholly-owned subsidiary of the Buyer in which event such assignment shall not relieve the Buyer of any of the Buyer’s obligations to the Stockholder under this Agreement.

10.8. Partial Invalidity. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated herein to be unreasonable.

10.9. Waivers. The Stockholder and the Buyer may, by written instrument, extend the time for the performance of any of the obligations or other acts of the other party and with respect to this Agreement, (a) waive any inaccuracies in the representations and warranties of the other party in this Agreement or in any document delivered pursuant to this Agreement, (b) waive compliance with any of the covenants or the other party contained in this Agreement and (c) waive the other party’s performance of any of its obligations set out in this Agreement.

10.10. Execution in Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

10.11. Titles and Headings. Titles and headings to Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

10.12. Entire Agreement; Amendments and Waivers. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement. The failure of any party hereto to enforce at anytime any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party hereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

ERIE INDEMNITY COMPANY

By: /s/ Terrence W. Cavanaugh
Terrence W. Cavanaugh President and Chief
Executive Officer

ERIE INSURANCE EXCHANGE

By: Erie Indemnity Company, as attorney-in-fact

By: /s/ Marcia A. Dall
Marcia A. Dall
Executive Vice President and
Chief Financial Officer of

Erie Indemnity Company